UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Suite 103, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Pursuant to action by the Board of Directors of Emisphere Technologies, Inc. (the “Company”) on April 7, 2016, the Company and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), entered into an Amendment to the Rights Agreement (“Amendment”), which amends the Rights Agreement, dated as of April 7, 2006, (the “Rights Agreement”) between the Company and the Rights Agent. The purposes of the Amendment are to extend the expiration date of the rights contained therein from April 7, 2016 to May 6, 2016, and make certain other technical and conforming changes.

The description of the Amendment provided above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed herewith as Exhibit 1.1. A copy of the Rights Agreement and a summary of its material terms were filed by the Company in its Current Report on Form 8-K filed with the SEC on April 10, 2006.

The Amendment to the Rights Agreement was not adopted in response to any acquisition proposal.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 1.01 above is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Amendment to Rights Agreement by and between Emisphere Technologies, Inc. and Computershare Inc., effective April 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

April 8, 2016	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Amendment to Rights Agreement by and between Emisphere Technologies, Inc. and Computershare Inc., effective April 7, 2016

4